UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NEXMED, INC.

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NEXMED, INC.
6330 Nancy Ridge Drive, Suite 103
San Diego, California, 92121

Explanatory Note: On April 16, 2010, NexMed, Inc. filed a definitive proxy statement for its annual meeting of stockholders, to be held on May 24, 2010 (the “Annual Meeting”).  On April 26, 2010, the Company’s Board of Directors (the “Board”) adopted Corporate Governance Guidelines (the “Guidelines”), which provide, among other things, for the adoption of a “majority vote” policy in the election of directors.  A description of this standard is set forth below, as well as a description of the potential impact on the election of directors at the Annual Meeting.

Adoption of Majority Vote Policy

Under the Company’s Articles of Incorporation and Bylaws, directors are elected by a plurality vote.  The Guidelines set forth a Board policy that provides that if at an uncontested election of directors (i.e., the number of nominees for election to the Board is equal to, or less than, the number of seats open for election), a nominee receives a greater number of votes “withheld” than votes “for” such nominee’s election, then such nominee shall submit an offer of resignation, subject to Board acceptance.  Under the Guidelines, the Corporate Governance/Nominating Committee of the Board, with the interested director abstaining, will consider the offer of resignation and other relevant circumstances and recommend to the Board the action to be taken.  The Board will then determine whether to accept the offer of resignation and will notify the affected director of the determination.

Impact on Proposal Nos. 1A and 1B

The two nominees for each of Class I and Class II directors who receive the greatest number of affirmative votes of the shares present in person or by proxy will be elected as directors for that class.  Any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the election of directors, except to the extent that the failure to vote for an individual will result in another individual receiving a larger proportion of the votes cast.  Shares that are voted as “withheld” will be counted under the Company’s Corporate Governance Guidelines, which provide that if a director is elected in an uncontested election with more votes “withheld” than “for”, then that director shall tender his or her conditional resignation; the resignation will be considered for acceptance by the Governance/Nominating Committee and then the Board.  The Board will have discretion as to whether to accept the resignation, based on the circumstances of the vote and other considerations deemed relevant.

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